UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Terex Corporation (the “Company” or “Terex”) issued a press release on May 16, 2006, announcing that it expected to complete and file its Annual Report on Form 10-K for the year ended December 31, 2005, as well as its quarterly reports on Form 10-Q for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “2005 SEC Filings”), by the end of the day May 17, 2006. Terex also announced an extension of a waiver from its senior bank lending group through May 31, 2006 with respect to the Company’s financial information for the year ended December 31, 2005. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Terex issued a press release on May 17, 2006, announcing that it has filed the 2005 SEC Filings and providing certain information with respect to its 2005 financial performance. The Company also announced that it will be holding its Annual Meeting of Stockholders on Wednesday, May 31, 2006, at 10:00 a.m., local time, at its corporate headquarters. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Terex Corporation issued on May 16, 2006.

99.2	Press release of Terex Corporation issued on May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer